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                                    Exhibit 11.2

                               Daw Technologies, Inc.

                           EARNINGS PER SHARE CALCULATION

                             Six Months ended June 30,

                                                 1996                           1995
                                      --------------------------     --------------------------
                                      Primary      Fully Diluted     Primary      Fully Diluted
                                      -------      -------------     -------      -------------
Average number of common shares
  outstanding during the period

  Common shares outstanding
    during the entire period          12,330,254     12,330,254      11,741,254      11,741,254

  Weighted average common shares
    issued during the period               3,850          3,850         164,334         164,334
                                     -----------     ----------     -----------    ------------

  Weighted average number of
    common shares outstanding         12,334,104     12,334,104       11,905,588     11,905,588

  Dilutive effect of common stock
    equivalents under stock
    warrants and options*                      -              -               -               -
                                     -----------     ----------     -----------    ------------

  Weighted average common and
    dilutive common equivalent
    shares outstanding                12,334,104     12,334,104      11,905,588      11,905,588
                                     -----------     ----------     -----------    ------------
                                     -----------     ----------     -----------    ------------

  Net earnings (loss) applicable to
    common stock                     $ 1,271,000    $ 1,271,000     $  (551,000)    $  (551,000)
                                     -----------     ----------     -----------    ------------
                                     -----------     ----------     -----------    ------------

  Net earnings (loss) per common
    and dilutive common equivalent
    shares outstanding               $      0.10    $      0.10     $     (0.05)    $     (0.05)
                                     -----------     ----------     -----------    ------------
                                     -----------     ----------     -----------    ------------


      *Not included in this earnings per share calculation, since the total dilutive effect of all common stock equivalents calculated under the Treasury Stock Method is less than 3% for the six months ended
       June 30, 1996 and 1995.
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